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Exhibit 10.1

                   FORBEARANCE AGREEMENT AND SECOND AMENDMENT
                        TO CREDIT AND SECURITY AGREEMENT



         THIS FORBEARANCE AGREEMENT AND SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT (the "AMENDMENT"), dated October 5, 2007, is entered into by and among Emrise Corporation, a Delaware corporation, Emrise Electronics Corporation, a New Jersey corporation, RO Associates Incorporated, a California corporation, CXR Larus Corporation, a Delaware corporation (each individually, a "BORROWER," and collectively, the "BORROWERS"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the "LENDER"), acting through its Wells Fargo Business Credit operating division.

                                    RECITALS

         A. The Borrowers and the Lender are parties to a Credit and Security Agreement dated as of December 1, 2006 (as amended by that certain First Amendment to Credit and Security Agreement and Waiver of Defaults, dated August 13, 2007, and as further amended from time to time, the "CREDIT AGREEMENT"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

         B. As of the date hereof, the following Events of Default have occurred and are continuing under the Credit Agreement (the "DESIGNATED EVENTS OF DEFAULT"): (i) the Borrowers failed to satisfy the minimum Book Net Worth requirement set forth in Section 6.2(a) of the Credit Agreement as of July 31, 2007, as the Borrowers' actual Book Net Worth was $22,811,000 versus the minimum requirement of $23,000,000; and (ii) the Borrowers failed to satisfy the minimum Net Income requirement set forth in Section 6.2(b) of the Credit Agreement for the January 1, 2007 through July 31, 2007 period, as the Borrowers' actual Net Income for such period was [$1,778,000]; versus the minimum requirement of [$1,430,000];. As a result of the Designated Events of Default, the Lender is entitled to exercise the Lender's rights and remedies under the Loan Documents and otherwise.

         C. The Borrowers have requested that the Lender (i) forbear from exercising any rights or remedies based on the Designated Events of Default for the period of time set forth in this Amendment, and (ii) amend certain provisions of the Loan Documents as set forth in this Amendment. The Lender has agreed to forbear for the period hereinafter specified in this Amendment and amend the Loan Documents, subject in each case to the terms and conditions of this Amendment.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:


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1. TEMPORARY FORBEARANCE. Subject to the satisfaction of the terms and conditions set forth herein, until that date (the "FORBEARANCE TERMINATION DATE") which is the earliest to occur of (a) 5:00 p.m. on December 31, 2007, (b) the date of the occurrence of any Event of Default (other than (i) the Designated Events of Default, or (ii) any breaches of Sections 6.2(a), 6.2(b), or 6.2(c) of the Credit Agreement that occur on or after August 31, 2007, and before December 31, 2007 (the "FORBEARANCE PERIOD FINANCIAL COVENANT DEFAULTS")), or (c) the date of the occurrence of any breach of any term or provisions of this Amendment, the Lender will not exercise or enforce its rights or remedies against the Borrowers which the Lender would be entitled to exercise or enforce under the terms of the Loan Documents by reason of the occurrence of the Designated Events of Default; PROVIDED that such forbearance shall not act as a waiver of the Lender's right to enforce (x) any other claims, rights or remedies at any time, and (y) all claims, rights, and remedies from time to time on or after the Forbearance Termination Date. Furthermore, nothing contained herein shall be construed as requiring the Lender to extend the Forbearance Termination Date. The Borrowers acknowledge and agree that the Lender has not waived, and by entering into this Amendment the Lender is not waiving, the Designated Events of Default or any Forbearance Period Financial Covenant Defaults that may occur on or prior to December 31, 2007.

2. REVOLVING FACILITY PRIOR TO FORBEARANCE TERMINATION DATE. Prior to the Forbearance Termination Date (and provided that there exists no Default or Event of Default under the Loan Documents other than the Designated Events of Default or the Forbearance Period Financial Covenant Defaults), the Lender shall continue to administer the revolving credit facility described in Section 2.1 of the Credit Agreement (the "REVOLVING FACILITY") and permit Revolving Advances and repayments thereunder in the same manner and in accordance with the same terms as those governing the Loan Documents applicable thereto (including, but not limited to, satisfaction of all conditions precedent in Article IV of the Credit Agreement). It is expressly acknowledged and agreed by the Borrowers that any election by the Lender to continue administering the Revolving Facility as provided for hereby from the date of this Amendment and ending on the Forbearance Termination Date shall not in any manner be deemed to prejudice the Lender or act as a waiver of its otherwise applicable rights and remedies, including, without limitation, to collect and enforce the full amount of the Indebtedness from and after the Forbearance Termination Date.

3. FINANCIAL COVENANTS DURING THE FORBEARANCE PERIOD. Commencing August 31, 2007, and continuing through (and including) December 31, 2007, the Borrowers shall comply with the following financial covenants (collectively, the "FINANCIAL TESTS"):

         3.1 MINIMUM BOOK NET WORTH. The Borrowers, on a consolidated basis, shall maintain, during each month, their Book Net Worth, determined as of the end of each calendar month, commencing August 31, 2007 and continuing each calendar month thereafter, in an amount not less than $22,500,000. The Borrowers' Book Net Worth calculation shall be adjusted by the Lender to eliminate any foreign currency translation adjustments; and

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         3.2 MINIMUM NET INCOME. The Borrowers shall achieve, for the quarter ending December 31, 2007, Net Income of not less than $125,000. The Borrowers' Net Income calculation shall be adjusted by the Lender to eliminate any foreign currency translation adjustments.

         With respect to each of the foregoing Financial Tests, the Borrowers shall provide the Lender, no later than thirty (30) days after the end of each calendar month (or no later than October 15, 2007 with respect to the month ending August 31, 2007), with a compliance certificate, prepared and signed by the Borrowers' chief financial officer (or such other Person satisfactory to the Lender) and in form and substance acceptable to the Lender, setting forth the calculations for each of the foregoing Financial Tests. Failure to timely deliver a duly completed and signed compliance certificate in accordance with the foregoing shall constitute an Event of Default under the Loan Documents.

4. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows, and such amendments shall continue in effect beyond the Forbearance Termination Date:

         4.1 DEFINITION OF "BORROWING BASE". The definition of "Borrowing Base" that appears in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

         "Borrowing Base" means at any time the lesser of:

         (a) The Maximum Line Amount; or

         (b) Subject to change from time to time in the Lender's sole discretion, the sum of (without duplication):

                  (i) The product of the Accounts Advance Rate times Eligible Accounts, plus

                  (ii) Without duplication of the immediately preceding clause
         (i), during the Foreign Accounts Eligibility Period, the least of (A) the product of the Accounts Advance Rate times Eligible Foreign Accounts, (B) the FREP Subline Amount, or (C) an amount equal to ten percent (10%) of the aggregate of all Eligible Accounts plus all Eligible Foreign Accounts, plus

                  (iii) The lesser of: (A) the product of the Inventory Advance Rate times Eligible Inventory, or (B) $1,000,000, plus

                  (iv) The lesser of: (A) the product of the Insured Inventory Advance Rate times Eligible Insured Inventory, or (B) $300,000, less


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                  (v) The Borrowing Base Reserve, less

                  (vi) Indebtedness that the Borrowers owe to the Lender that has not yet been advanced on the Revolving Note and the dollar amount that the Lender in its reasonable discretion then determines to be a reasonable determination of the Borrowers' credit exposure with respect to any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement offered to Borrowers by Lender that is not described in Article II of this Agreement, less

                  (vii) The outstanding principal balance of the Term Note.

         Inventory that is eligible for inclusion under clause (iv) above shall not be also included in clause (iii) above for purposes of calculating the Borrowing Base."

         4.2 DEFINITION OF "ELIGIBLE INSURED INVENTORY". The following new definition of "Eligible Insured Inventory" shall be added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

                  "Eligible Insured Inventory" means Inventory of the Borrowers consisting of either work-in-process or finished goods, valued at the lower of cost or market in accordance with GAAP, that satisfies the definition of "Eligible Inventory" (other than clause (iii) of the definition of "Eligible Inventory") and the following additional criteria:

                  (i) The Inventory must be covered by one or more firm bona fide purchase orders (copies of which shall be supplied to the Lender if requested by the Lender);

                  (ii) The Inventory must be covered by a current insurance policy that is in form and substance, and issued by an insurance company, satisfactory to the Lender (in the Lender's sole discretion), which insurance policy shall include (without limitation) the following terms: (x) a one-time deductible not greater than $75,000; (y) cover all losses arising from insolvency of the Borrowers' customer who has ordered and/or received the Inventory; and (z) the Lender shall be as a named loss-payee (and a loss-payable endorsement, acceptable to the Lender in the Lender's sole discretion, shall have been issued in favor the Lender). At the Lender's request, Borrowers shall provide the Lender with complete copies of all such insurance policies and all endorsements and modifications thereto. Furthermore, the Borrowers shall not terminate, or materially and adversely modify, any such insurance policies without the Lender's consent (which may be withheld in the Lender's reasonable discretion);


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                           (iii) The Inventory that exceeds coverage limits of
         the insurance policy(ies) shall be excluded from Eligible Insured Inventory and the Borrowing Base; and

                           (iv) The Insured Inventory Deductible Amount shall be deducted from the value of the Eligible Insured Inventory for purposes of the amount of Eligible Insured Inventory that is included in the calculation of the Borrowing Base."

         4.3 DEFINITION OF "INSURED INVENTORY ADVANCE RATE". The following new definition of "Insured Inventory Advance Rate" shall be added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

                  "Insured Inventory Advance Rate" means up to forty percent (40%) of Eligible Insured Inventory, or such lesser rate as the Lender in its sole discretion may deem appropriate from time to time."

         4.4 DEFINITION OF "INSURED INVENTORY DEDUCTIBLE AMOUNT". The following new definition of "Insured Inventory Deductible Amount" shall be added to
Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

                  "Insured Inventory Deductible Amount" means the aggregate amount of the deductible(s) under the insurance policy(ies) referred to in the definition of "Eligible Insured Inventory."

         4.5 SECTION 6.1 OF THE CREDIT AGREEMENT. The following new paragraph
(s) is hereby added to the end of Section 6.1 of the Credit Agreement:

                  "(s) SUPPLEMENTAL INVENTORY REPORTS. Within 20 days after the end of each month or more frequently if the Lender so requires, (i) a summary report of the Borrowers' work-in-process and finished goods inventory that are covered by purchased orders (including a detailed report on the amount of Eligible Insured Inventory); (ii) a report that summarizes the insurance coverage for Eligible Insured Inventory on a customer-by-customer basis, together with the insurance coverage limit for each such customer, the accounts receivable balance for each such customer, and the amount of Eligible Insured Inventory supported by purchase orders for each such customer; and (iii) an order backlog report."

5. NO OTHER CHANGES. Except as explicitly amended or waived by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

6. FEES.


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         6.1 ACCOMMODATION FEE. The Borrowers shall pay the Lender as of the date hereof a fully-earned and non-refundable fee in the amount of $2,500 in consideration of the Lender's execution and delivery of this Amendment (the "ACCOMMODATION FEE").

         6.2 FORBEARANCE FEE. The Borrowers shall pay the Lender a forbearance fee in the amount of $18,750 ("FORBEARANCE Fee"), which fee shall be (i) in addition to the Accommodation Fee referred to in Section 5.1 of this Amendment,
(ii) deemed fully-earned and non-refundable as of the date of this Amendment, and (iii) due and payable in accordance with the following schedule: (x) $15,000 on October 31, 2007, (y) $1,875 on November 30, 2007, and (z) $1,875 on December 31, 2007; provided that, notwithstanding the foregoing, any remaining unpaid portion of the Forbearance Fee shall be immediately due and payable in full upon the occurrence of the Forbearance Termination Date.

7. CONDITIONS PRECEDENT. This Amendment shall be effective when the Lender shall have received and accepted an executed original of this Amendment, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

         7.1 Payment of the Accommodation Fee described in Section 5.1 of this Amendment; and

         7.2 Such other matters as the Lender may require.

8. COVENANTS; CONDITIONS SUBSEQUENT. The Borrowers shall deliver the following items to the Lender no later than October 31, 2007, each of which shall be in form and substance acceptable to the Lender:

         8.1 The Acknowledgment and Agreement of Subordinated Creditors set forth at the end of this Amendment, duly executed by the Subordinated Creditors; and

         8.2 A Certificate of the Secretary of each Borrower certifying as to
(i) the resolutions of the board of directors of such Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of such Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of such Borrower's secretary or assistant secretary dated December 1, 2006, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of such Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of such Borrower's secretary or assistant secretary dated December 1, 2006, as being authorized to sign and to act on behalf of such Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of such Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of such Borrower.


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         The Borrowers failure to timely deliver the items described in the foregoing Sections 7.1 and 7.2 shall constitute an immediate Event of Default with no applicable cure period.

9. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to the Lender as follows:

         9.1 Such Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by such Borrower and constitute the legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms.

         9.2 The execution, delivery and performance by such Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Borrower, or the articles of incorporation or by-laws of such Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected.

         9.3 All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except (i) to the extent that such representations and warranties relate solely to an earlier date, and (ii) that the Designated Events of Default have occurred.

10. REFERENCES. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

11. NO OTHER WAIVER. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement (including, but not limited to, the Designated Events of Default) or a waiver of any breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

12. RELEASE. The Borrowers, and each Subordinated Creditor signing the Acknowledgment and Agreement of Subordinated Creditors set forth below, hereby absolutely and unconditionally release and forever discharge the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated


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corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrowers or each Subordinated Creditor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

13. COSTS AND EXPENSES. The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the Accommodation Fee and Forbearance Fee required under Sections 5.1 and 5.2 of this Amendment.

14. MISCELLANEOUS. This Amendment and the Acknowledgment and Agreement of Subordinated Creditors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

                          [Signatures on the next page]















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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.




                                    WELLS FARGO BANK, NATIONAL ASSOCIATION

                                    By /s/ Vincent L. Maddela
                                             Vincent L. Maddela
                                             Its Vice President



                                    EMRISE CORPORATION

                                    By /s/ Carmine T. Oliva
                                       ----------------------------------------
                                             Its President and Chief
                                             Executive Officer



                                    EMRISE ELECTRONICS CORPORATION

                                    By /s/ Carmine T. Oliva
                                       ----------------------------------------
                                             Its Chief Executive Officer



                                    RO ASSOCIATES INCORPORATED

                                    By /s/ Carmine T. Oliva
                                       ----------------------------------------
                                             Its Chief Executive Officer



                                    CXR LARUS CORPORATION

                                    By /s/ Carmine T. Oliva
                                       ----------------------------------------
                                             Its Chief Executive Officer



                                       S-1



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ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITORS

                  The undersigned, each a subordinated creditor of Emrise Corporation, Emrise Electronics Corporation, RO Associates Incorporated, and CXR Larus Corporation (collectively, the "BORROWERS") to Wells Fargo Bank, National Association (the "LENDER"), acting through its Wells Fargo Business Credit operating division, pursuant to a Subordination Agreement to which it is a party dated December 1, 2006 (each, a "SUBORDINATION AGREEMENT"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Section 12 of the Amendment) and execution thereof; (iii) reaffirms all obligations to the Lender pursuant to the terms of such Subordination Agreement; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of the Borrowers, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under such Subordination Agreement.




                                    ____________________________________________
                                    NOEL MCDERMOTT, trustee of the Noel C.
                                    McDermott Revocable Living Trust dated
                                    December 18, 1995




                                    ____________________________________________
                                    WARREN P. YOST, co-trustee Under Declaration of Trust dated March 9, 1988




                                    ____________________________________________
                                    GAIL A. YOST, co-trustee Under Declaration of Trust dated March 9, 1988